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                                     LATHAM, WATKINS & HILLS

                                         ATTORNEYS AT LAW

 PAUL R. WATKINS (1899-1973)       1333 NEW HAMPSHIRE AVENUE, N.W.           NEWPORT BEACH OFFICE
   DANA LATHAM (1898-1974)                   SUITE 1200                      --------------------
          --------                      WASHINGTON, D.C. 20036      660 NEWPORT CENTER DRIVE, SUITE 1400
     LOS ANGELES OFFICE                TELEPHONE (202) 828-4400        NEWPORT BEACH, CALIFORNIA 92660
     ------------------               TELECOPIER (202) 828-4415            TELEPHONE (714) 752-9100
   555 SOUTH FLOWER STREET                 TWX 710 822-9375                TELECOPIER (714) 759-8891
LOS ANGELES, CALIFORNIA 90071
  TELEPHONE (213) 485-1234                                                      SAN DIEGO OFFICE
   CABLE ADDRESS LATHWAT                                                        ----------------
      TWX 910 321-3733                                                      225 BROADWAY, SUITE 2200
 TELECOPIER (213) 680-2098                                                 SAN DIEGO, CALIFORNIA 92101
                                                                            TELEPHONE (714) 239-4414
                                                                            TELECOPIER (714) 239-3624


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                                February 8, 1982


Sears U.S. Government Money
  Market Trust
5 World Trade Center
New York, New York 10048

                     Re: REGISTRATION STATEMENT ON FORM N-1

Gentlemen:

          At your request we have examined the Registration Statement on Form N-1 (the "Registration Statement") which you have filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an unlimited number of Shares of Beneficial Interest (the "Shares") of the Sears U.S. Government Money Market Trust (the "Trust"). We are familiar with the proceedings taken by you in connection with the authorization, issuance and sale of the Shares. Additionally, we have examined such documents and such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion. As to matters of Massachusetts law, we have relied upon the opinion of Gaston Snow & Ely Bartlett.

          Based upon the foregoing, we are of the opinion that, subject to the proceedings contemplated above being duly taken and completed by you, upon the effective date of the Registration Statement, the Shares to be issued by you pursuant to the Registration Statement, when issued from time to time in accordance with the Trust's Declaration of Trust, will be legally and validly issued, fully paid and nonassessable by the Trust.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus included therein.

                                                  Very truly yours,

                                                  /s/ Latham, Watkins, & Hills

                                                  LATHAM, WATKINS & HILLS